Servicing Agreement


                                  -- between --


                             National Bank of Canada


                                    -- and --


                             NB Capital Corporation



                    ========================================

                                September 3, 1997

                    ========================================





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                                TABLE OF CONTENTS

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1.       DEFINITIONS............................................................................................  2
         1.1       Definitions..................................................................................  2

2.       SERVICING..............................................................................................  6
         2.1       Duties of Servicer...........................................................................  6
         2.2       Liquidation of Mortgage Loans................................................................  7
         2.3       Collection of Mortgage Loan Payments.........................................................  9
         2.4       Establishment of and Deposits to Custodial Account...........................................  9
         2.5       Permitted Withdrawals from Custodial Account................................................. 10
         2.6       Establishment of and Deposits to Escrow Account.............................................. 11
         2.7       Permitted Withdrawals from Escrow Account.................................................... 11
         2.8       Payment of Taxes, Insurance and Other Charges................................................ 12
         2.9       Protection of Accounts....................................................................... 13
         2.10      Maintenance of Hazard Insurance.............................................................. 13
         2.11      Maintenance of Mortgage Impairment Insurance................................................. 14
         2.12      Maintenance of Fidelity Bond................................................................. 14
         2.13      Inspections.................................................................................. 15
         2.14      Restoration of Mortgaged Property............................................................ 15
         2.15      Title, Management and Disposition of REO Property............................................ 15
         2.16      Permitted Withdrawals with respect to REO Property........................................... 17
         2.17      Real Estate Owned Reports.................................................................... 17

3.       PAYMENTS TO THE COMPANY................................................................................ 17
         3.1       Remittances.................................................................................. 17
         3.2       Statements to the Company.................................................................... 18

4.       GENERAL SERVICING PROCEDURES........................................................................... 18
         4.1       Transfers of Mortgaged Property.............................................................. 18
         4.2       Satisfaction of Mortgages and Release of Mortgage Files...................................... 19
         4.3       Servicing Compensation....................................................................... 19
         4.4       Annual Statement as to Compliance............................................................ 20
         4.5       Annual Independent Chartered Accountants Servicing Report.................................... 20
         4.6       Right to Examine Servicer Records............................................................ 20

5.       SERVICER TO COOPERATE.................................................................................. 20
         5.1       Provision of Information..................................................................... 20

6.       TERMINATION............................................................................................ 21
         6.1       Agency Suspension............................................................................ 21
         6.2       Damages...................................................................................... 21
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         6.3       Termination.................................................................................. 21
         6.4       Termination without Cause.................................................................... 21

7.       BOOKS AND RECORDS...................................................................................... 22
         7.1       Possession of Servicing Files................................................................ 22

8.       INDEMNIFICATION AND ASSIGNMENT......................................................................... 23
         8.1       Indemnification.............................................................................. 23
         8.2       Limitation on Liability of Servicer and Others............................................... 23
         8.3       Limitation on Registration and Assignment by Servicer........................................ 23
         8.4       Assignment by the Company.................................................................... 24
         8.5       Merger or Consolidation of the Servicer...................................................... 24
         8.6       Successor to the Servicer.................................................................... 25

9.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY............................................... 26
         9.1       Due Organization and Authority............................................................... 26
         9.2       No Conflicts................................................................................. 26
         9.3       Ability to Perform........................................................................... 26
         9.4       No Litigation Pending........................................................................ 27
         9.5       No Consent Required.......................................................................... 27

10.      REPRESENTATIONS AND WARRANTIES OF SERVICER............................................................. 27
         10.1      Due Organization and Authority............................................................... 27
         10.2      Ordinary Course of Business.................................................................. 28
         10.3      No Conflicts................................................................................. 28
         10.4      Ability to Service........................................................................... 28
         10.5      Ability to Perform........................................................................... 28
         10.6      No Litigation Pending........................................................................ 28
         10.7      No Consent Required.......................................................................... 29
         10.8      No Untrue Information........................................................................ 29
         10.9      Reasonable Servicing Fee..................................................................... 29
         10.10     Conflict of Interest......................................................................... 29

11.      DEFAULT................................................................................................ 29
         11.1      Events of Default............................................................................ 29
         11.2      Waiver of Defaults........................................................................... 31

12.      MISCELLANEOUS PROVISIONS............................................................................... 32
         12.1      Notices...................................................................................... 32
         12.2      Waivers...................................................................................... 32
         12.3      Entire Agreement-- Amendment................................................................. 33
         12.4      Execution-- Binding Effect................................................................... 33
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         12.5      Headings..................................................................................... 33
         12.6      Governing Law................................................................................ 33
         12.7      Relationship of Parties...................................................................... 34
         12.8      Quebec Sales Tax and Goods and Services Tax.................................................. 34
         12.9      Severability of Provisions................................................................... 34
         12.10     Recordation of Assignments of Mortgage....................................................... 34
         12.11     Exhibits..................................................................................... 34
         12.12     English Language............................................................................. 35
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                               SERVICING AGREEMENT

Servicing Agreement (the "Servicing Agreement" or the "Agreement") entered into as of September 3, 1997.

BETWEEN:                   NATIONAL BANK OF CANADA, a Canadian chartered bank;

                                                                (the "Servicer")

AND:                             NB CAPITAL CORPORATION, a Maryland Corporation;

                                                                 (the "Company")

WHEREAS NB Finance, Ltd., a Bermuda Corporation (the "Purchaser"), and National Bank of Canada, acting as seller (the "Seller"), entered into a deed of sale of mortgage loans dated as of September 3, 1997 (the "Purchase Agreement") pursuant to which the Purchaser agreed to purchase from the Seller certain Canada Mortgage and Housing Corporation insured residential first mortgage loans as set forth on Exhibit A (the "Mortgage Loans");

WHEREAS the Purchaser and the Company entered into an assignment agreement dated as of September 3, 1997 (the "Mortgage Loan Assignment Agreement") pursuant to which the Purchaser assigned all of its right, title and interest in, to and under the Mortgage Loans to the Company;

WHEREAS the Company intends to qualify as a "real estate investment trust" ("REIT") under the Internal Revenue Code of 1986, as amended;

WHEREAS the Company desires to have the Servicer service and administer the Mortgage Loans, the Servicer desires to service and administer the Mortgage Loans on behalf of the Company, and the parties desire to set forth the terms and conditions on which the Servicer will service and administer to the Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:



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1.       DEFINITIONS
         -----------

1.1      Definitions

 The following terms are defined as follows:

         1.1.1 "Accepted Servicing Practices" means, with respect to any Mortgage Loan, those mortgage servicing practices (i) provided for in the CMHC Guide and in the NHA, (ii) established by the Company, and (iii) subject to the terms of this Agreement, those normal mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located to the extent such normal mortgage servicing practices do not conflict with the practices established by the CMHC Guide, the NHA and the Company;

         1.1.2 "Ancillary Income" means all late payment charges, penalties and assumption fees, non-sufficient funds fees ("NSF"), escrow account benefits, reinstatement fees and other miscellaneous and similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of any applicable loan documents contained in the related Mortgage Loan File;

         1.1.3 "CDIC" means The Canadian Deposit Insurance Corporation, or any successor thereto;

         1.1.4 "Closing Date" means September 3, 1997, or such other date as is mutually agreed upon by the parties hereto;

         1.1.5      "CMHC" means the Canada Mortgage and Housing Corporation;

         1.1.6 "CMHC Guide" means the CMHC Mortgage Loan Insurance Handbook and all amendments or additions thereto, a copy of which is delivered to the Company concurrently with the execution hereof;

         1.1.7 "Condemnation Proceeds" means all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain, expropriation or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan File;

         1.1.8 "Custodial Account" means the separate account or accounts created and maintained pursuant to Section 2.4;



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         1.1.9      "Cutoff Date" means September 3, 1997;

         1.1.10 "Determination Date" means one (1) Business Day prior to the related Remittance Date;

         1.1.11 "Due Period" means, with respect to each Remittance Date, the calendar month preceding the Remittance Date;

         1.1.12 "Escrow Account" means the separate account or accounts created and maintained pursuant to Section 2.6;

         1.1.13 "Escrow Payment" means, with respect to any Mortgage Loan, the amounts constituting real estate tax payments and any other payments required to be escrowed by the Mortgagor under the applicable documents contained in the Mortgage Loan File;

         1.1.14 "Event of Default" means any one of the conditions or circumstances enumerated in Section 11.1;

         1.1.15 "Fidelity Bond" means a fidelity bond to be maintained by the Servicer pursuant to Section 2.12;

         1.1.16 "Insurance Proceeds" means, with respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property;

         1.1.17 "Liquidation Proceeds" means cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale of such Mortgage Loan, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan;

         1.1.18 "Monthly Remittance Advice" means the monthly remittance advice to be provided to the Company pursuant to Section 3.2;

         1.1.19 "Mortgage Impairment Insurance Policy" means a mortgage impairment or blanket hazard insurance policy as described in Section 2.11;

         1.1.20 "Mortgage Loan File" means, collectively, all of the agreements, deeds and proceedings evidencing the Mortgage Loans and the Security, as well as any architectural and engineering report, title report, survey, insurance policy and other information and material with respect to the real property securing the Mortgage Loans and, with respect to each Mortgage Loan, all of the agreements, deeds and proceedings evidencing such Mortgage Loan and the

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                    Security relating thereto as well as any architectural and engineering report, title report, survey, insurance policy and other information and material with respect to the real property securing such Mortgage Loan;

         1.1.21     "Mortgage Loans" has the meaning set forth in the recitals;

         1.1.22 "Mortgage Property" means, with respect to each Mortgage Loan, the real or immoveable property mortgaged, charged or hypothecated pursuant to such Mortgage Loan, including all fixtures attached thereto;

         1.1.23 "Mortgagor" means the mortgagor or hypothecary debtor under the Mortgage Loans;

         1.1.24 "NHA" means the National Housing Act (Canada) as amended from time to time, and the regulations promulgated thereunder;

         1.1.25 "Non-recoverable Advance" means any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan which, in the good faith judgement of the Servicer, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Liquidation Proceeds or otherwise. The determination by the Servicer that it has made a Non-recoverable Advance or that any proposed Servicing Advance, if made, would constitute a Non-recoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company;

         1.1.26 "Officer's Certificate" means a certificate signed by the Vice-President, Verification of the Servicer, and delivered to the Company as required by this Agreement;

         1.1.27 "Principal Prepayment" means any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled maturity date, including any prepayment penalty or premium thereon, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment;

         1.1.28 "Purchase Agreement" has the meaning set forth in the recitals;

         1.1.29 "Qualified Depository" means a depository the accounts of which are insured by the CDIC;

         1.1.30 "Qualified Insurer" means an insurance company duly qualified to carry on business as such under the laws of the provinces in which the Mortgaged

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                    Properties are located, duly authorized and licensed in such provinces to engage in the applicable insurance business and to sell policies of insurance and provide the coverages set forth in such policies provided, and approved by CMHC as an insurer with respect to hazard insurance and flood insurance;

         1.1.31 "Remittance Date" means at the latest, on the 15th day (or if such 15th day is not a Business Day, the first Business Day immediately following) of any month, beginning with the first Remittance Date on October 15, 1997;

         1.1.32 "REO Property" means a Mortgaged Property acquired by the Servicer on behalf of the Company through foreclosure or by deed in lieu of foreclosure or by taking in payment, as described in Section 2.15;

         1.1.33 "Required Servicing Practices" means, with respect to any Mortgage Loan, those mortgage servicing practices (i) provided for in the CMHC Guide and in the NHA and (ii) where not inconsistent with the CMHC Guide and the NHA, established in writing by the Company;

         1.1.34 "Security" means collectively the moveable and immoveable security securing the Mortgage Loans and set forth in the Mortgage Loan File, including, without limitation, any moveable and immoveable hypothecs, mortgages and similar instruments securing the Mortgage Loans;

         1.1.35     "Servicer Employees" has the meaning set forth in Section
                    2.12;

         1.1.36 "Servicing Advances" means all customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures or the exercise of the hypothecary rights contemplated in the Civil Code of Quebec,
                    (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan and (d) compliance with the obligations under
                    Section 2.8;

         1.1.37 "Servicing Agreement" means this agreement between the Company and the Servicer for the servicing and administration of the Mortgage Loans;

         1.1.38 "Servicing Fee" means the amount of the annual fee the Company shall pay to the Servicer, which shall, for a period of one (1) full month, be equal to the sum of (i) one-twelfth of the product of the Servicing Fee Rate and the aggregate outstanding balance of the Mortgage Loans as of the last day of

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                    each calendar month, and (ii) any amounts not required to be deposited in the Custodial Account pursuant to Section 2.4. Such fee shall be payable quarterly and shall be [computed on the basis of the same principal amount and period in respect of which any related interest payment on a Mortgage Loan is computed] and shall be pro rated for any portion of a month during which the Mortgage Loan is serviced by the Servicer under this Agreement; and

         1.1.39 "Servicing Fee Rate" means, [with respect to each Mortgage Loan], a rate of 0.25% per annum or such other rate to which the parties may mutually agree.

2.       SERVICING
         ---------

2.1      Duties of Servicer

From and after the Closing Date, the Servicer, as provider of services, shall service and administer the Mortgage Loans in strict compliance with the servicing provisions of the CMHC Guide and the NHA and shall, subject to such serving provisions, do all things in connection with such servicing and administration which are consistent with the terms of this Agreement and Required Servicing Practices. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the CMHC Guide and/or of the NHA, the provisions of the CMHC Guide and the NHA shall control and be binding upon the Servicer. Consistent with the terms of this Agreement, but in strict compliance with the CMHC Guide and the NHA, the Servicer shall, if so instructed in writing by the Company, waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant any indulgence to any Mortgagor. For greater certainty, unless the Servicer has obtained the consent of CMHC and the Company, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the mortgage interest rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Servicer shall, in accordance with Required Servicing Practices, execute and deliver all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) consistent with the provisions of this Agreement, in compliance with Required Servicing Practices and exercise the same care that it customarily employs and exercises in servicing and administering mortgage and hypothecary loans for its own account, giving due consideration to Accepted Servicing Practices and the Company's reliance on the Servicer.


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The Servicer shall keep at its servicing office books and records (including electronic records) in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note sales and transfers of Mortgage Loans. No sale or transfer of a Mortgage Loan may be made unless such transfer is approved in writing by the Company, and is in compliance with the terms hereof and the NHA. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the Servicer has been notified of such transfers as provided in this Section 2.1. The Company may sell and transfer, in whole or in part, the Mortgage Loans, provided that no such sale and transfer shall be binding upon the Servicer unless such transferee shall agree in writing to be bound by the terms of this Agreement, and an executed copy of the same shall have been delivered to the Servicer. Upon receipt thereof, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and the Company shall be released from its obligations hereunder. The Servicer shall be required to remit all amounts required to be remitted to the Company hereunder to said transferee, and said transferee shall succeed to all rights of the Company hereunder, commencing with the first Remittance Date falling after receipt of said copy of the related assignment and assumption agreement provided that the Servicer receives said copy no later than fifteen
(15) Business Days immediately prior to the first day of the month of the related Remittance Date.

Upon request by the Company, or as provided in Section 2.10, the Mortgage Loan File retained by the Servicer pursuant to this Agreement shall be amended to clearly record the sale of the related Mortgage Loan to the Company. The Servicer shall release from its custody the contents of the Mortgage Loan File retained by it only in accordance with this Agreement.

The Servicer covenants that it will, within 30 days of the date of this Agreement, establish an internal quality control program that is capable of evaluating and monitoring the overall quality of its servicing activities. The program shall ensure that the Mortgage Loans are (i) serviced in accordance with Accepted Servicing Practices and generally accepted accounting principles; (ii) guard against dishonest, fraudulent or negligent acts; and (iii) guard against errors and omissions by officers, employees or other authorized persons.

For greater certainty, the Company and the Servicer acknowledge that in acting hereunder, the Servicer shall have only such authority to act on behalf of the Company as is expressly conferred in this Agreement and more specifically, this Agreement does not provide the Servicer with the authority to conclude or modify contracts in the name of the Company and the Servicer shall not hold itself out as having any such authority.

2.2      Liquidation of Mortgage Loans

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 2.1 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan File


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and such failure continues beyond any applicable grace period, the Servicer shall take such administrative action as is consistent with Required Servicing Practices.

In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 2.1 and remains delinquent beyond the expiration of any grace or cure period (or such other period as is required by law in the jurisdiction where the related Mortgaged Property is located), the Servicer shall commence foreclosure proceedings as directed by the Company in accordance with Required Servicing Practices. The Servicer shall transmit to the Company copies of the notices given to, and received from, CMHC with respect thereto. In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless its shall determine:

(a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Company after reimbursement to itself for such expenses, and

(b) that such expenses will be recoverable by it either through Liquidation Proceeds (in respect of which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 2.5) or through Insurance Proceeds (in respect of which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if CMHC otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector, the Servicer shall immediately notify the Company and, upon receipt of instructions from the Company, the Servicer shall cause the Mortgaged Property to be so inspected at the expense of the Company. Upon completion of the inspection, the Servicer shall promptly provide the Company with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Company, subject to the rights of CMHC under the NHA, shall determine how the Servicer shall proceed with respect to the Mortgaged Property. In the event:

(a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, and

(b) the Company and/or CMHC directs the Servicer, in writing, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure,

the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as


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applicable, from the related Liquidation Proceeds, or if the Liquidation
Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to
Section 2.5 hereof and to the extent amounts in the Custodial Account are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed by the Company for such deficiencies (upon presentation of satisfactory evidence of such deficiency). In the event the Company and/or CMHC directs the Servicer, in writing, not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 2.5 hereof.

2.3      Collection of Mortgage Loan Payments

Continuously from the Closing Date, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges if and when they become due and payable.

2.4      Establishment of and Deposits to Custodial Account

The Servicer shall segregate and hold the hereinafter mentioned funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of term deposit or demand accounts, titled "National Bank of Canada in trust for NB Capital Corporation" (or similar designation with respect to any subsequent Company). The Custodial Account shall be established with a depository acceptable to the Company. If the Custodial Account is held at a depository the deposit accounts of which are insured by CDIC, any funds deposited in the Custodial Account shall at all times be insured to the full extent permitted under applicable law. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section
2.5. The creation of any Custodial Account shall be evidenced by a certificate in the form of Exhibit 2 hereto. A copy of such certificate shall be furnished to the Company and, upon request, to any subsequent company.

The Servicer shall deposit in the Custodial Account and retain therein the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date, or received by the Servicer prior to the Cut-off Date but allocable to a period subsequent thereto:

         2.4.1 all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;



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         2.4.2      all payments on account of interest on the Mortgage Loans;

         2.4.3 all Liquidation Proceeds and any amount received with respect to REO Property;

         2.4.4 all Insurance Proceeds including amounts required to be deposited pursuant to Section 2.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.14);

         2.4.5 all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.14; and

         2.4.6 any amount required to be deposited in the Custodial Account pursuant to Section 2.15 or 3.1.

The collections mentioned in Sections 2.4.1 and 2.4.2 shall be deposited in the Custodial Account within one (1) Business Day of receipt by the Servicer. The collections mentioned in Sections 2.4.3 to 2.4.6 inclusive shall be deposited within thirty (30) Business Days of receipt.

2.5      Permitted Withdrawals from Custodial Account

Subject to Section 2.15 hereof, the Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

         2.5.1 to make payments to the Company in the amounts and in the manner provided for in Section 3.1;

         2.5.2 to reimburse itself for unreimbursed Servicing Advances (except to the extent reimbursed pursuant to Section 2.7), any accrued but unpaid Servicing Fees and for unreimbursed advances of Servicer funds made pursuant to Section 2.15, the Servicer's right to reimburse itself pursuant to this subparagraph with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be subordinate to the right of the Company;

         2.5.3 to pay to the person entitled thereto any amounts deposited in error; and

         2.5.4 to clear and terminate the Custodial Account upon the termination of this Agreement.

On each Remittance Date, the Servicer shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 3.1, the Servicer is not obligated to remit on such Remittance Date. The Servicer may use such withdrawn funds only for the purposes described in this Section 2.5.

2.6      Establishment of and Deposits to Escrow Account

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of term deposit or demand accounts. The Escrow Account or Accounts shall be established with a Qualified Depository. If the Escrow Account is held at a Qualified Depository the deposit accounts of which are insured by CDIC, any funds deposited in the Escrow Account shall at all times be insured to the full extent permitted under applicable law. Funds deposited in the Escrow Accounts may be drawn on by the Servicer in accordance with Section 2.7. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit 4 hereto. A copy of such certificate shall be furnished to the Company and, upon request, to any subsequent Company.

The Servicer shall deposit in the Escrow Account or Accounts within one Business Day of receipt, and retain therein all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement. The Servicer shall deposit in the Escrow Account or Accounts as soon as possible, but within a maximum of five (5) Business Days of receipt, all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 2.7. The Servicer shall be entitled to retain any interest paid on, or other income generated by and paid on, funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law of the Mortgage Loan File to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay from its own funds interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

2.7      Permitted Withdrawals from Escrow Account

Withdrawals from each Escrow Account may be made by the Servicer only:

         2.7.1 to effect timely payments of taxes, assessments, mortgage insurance premiums, condominium charges or other items constituting Escrow Payments for the related Mortgage Loan;

         2.7.2 to reimburse the Servicer for any Servicing Advance made by the Servicer pursuant to Section 2.8 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

         2.7.3 to refund to the related Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan or applicable federal or provincial law or judicial or administrative ruling;

         2.7.4 for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage Loan File;

         2.7.5 for application to restoration or repair of the related Mortgaged Property in accordance with the procedures outlined in Section 2.14;

         2.7.6 to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

         2.7.7 to pay to the person entitled thereto any amounts deposited in error; and

         2.7.8 to clear and terminate the Escrow Account on the termination of this Agreement.

2.8      Payment of Taxes, Insurance and Other Charges

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges, as applicable, which are or may become a lien, legal hypothec or priority upon the Mortgaged Property and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage Loan File. To the extent that a Mortgage Loan does not provide for Escrow Payments, the Servicer shall determine that any such payments relating to taxes or maintaining insurance policies are made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills to the extent it has or should have notice of such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Servicer shall make advances from its own funds to effect such payments, such advances to be reimbursable to the same extent as Servicing Advances.

2.9      Protection of Accounts

The Servicer may transfer the Custodial Account or the Escrow Account to a different depository from time to time. Such transfer shall be made only upon obtaining the written consent of the Company. The Servicer shall bear any expenses, losses or damages sustained by the Company because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

2.10     Maintenance of Hazard Insurance

The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured against loss by fire, hazards of extended coverage and such other hazards as are required to be insured pursuant to Required Servicing Practices.

If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the CMHC Guide that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance satisfactory to CMHC, the Servicer shall notify the related Mortgagor (to the extent permitted by the applicable Mortgage Loan File) that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately purchase the required flood insurance on the Mortgagor's behalf.

The Servicer shall cause to be maintained on each Mortgaged Property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of CMHC Guide. All policies required hereunder shall name the Servicer and its successors and assigns as mortgagee and shall provide for at least thirty (30) days' prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies which do not meet or exceed applicable requirements of the CMHC Guide. The Servicer shall determine that such policies provide sufficient risk coverage and amounts as required pursuant to the CMHC Guide, that they insure the property owner, and that they properly describe the property address. To the extent reasonably possible the Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date; provided, however, that in the event that no such notice is furnished by the Servicer, the Servicer shall ensure that replacement insurance policies are in place in the required coverages and the Servicer shall be solely liable for any losses in the event such coverage is not provided.

Pursuant to Section 2.4, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor as specified in Section 2.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.5.

2.11     Maintenance of Mortgage Impairment Insurance

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 2.10 and otherwise complies with all other requirements of Section 2.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section
2.10. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.5. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 2.10, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer's funds, without reimbursement therefor. Upon request of the Company, the Servicer shall cause to be delivered to the Company a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Company.

2.12     Maintenance of Fidelity Bond

The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.12 requiring such Fidelity Bond shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond shall be at least equal to the corresponding amounts required by Accepted Servicing Practices. Upon the request of the Company, the Servicer shall cause to be delivered to the Company a certified true copy of such Fidelity Bond and a statement from the surety that such Fidelity Bond shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Company. In the event that the surety charges the Servicer a fee for providing such evidence, the Company shall reimburse the Servicer for the reasonable expense incurred by the Servicer in furnishing such evidence.

2.13     Inspections

The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved, the whole in accordance with Accepted Servicing Practices. The Servicer shall keep a written report of each such inspection.

2.14     Restoration of Mortgaged Property

The Servicer need not obtain the approval of the Company prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with the applicable Mortgage Loan File. The Servicer shall comply with the CMHC Guide and the NHA and, to the extent they do not contravene the CMHC Guide and NHA, with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

         2.14.1 the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

         2.14.2 the Servicer shall take all steps necessary to preserve the priority of the lien securing the Mortgage Loan, including, but not limited to, requiring waivers or releases with respect to mechanics' and materialmen's liens or legal hypothecs in favour of the persons having taken part in the renovation of the Mortgaged Property;

         2.14.3 the Servicer shall verify that the Mortgage Loan is not in default; and

         2.14.4 pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Company is named as an additional mortgagee, the Servicer shall, in accordance with CMHC Guide and the NHA, endorse any loss draft issued in respect of such a claim in the name of the Company.

2.15     Title, Management and Disposition of REO Property

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Company.

The Servicer shall manage, conserve, protect and operate each REO Property for the Company solely for the purpose of its prompt disposition and sale (unless otherwise directed in writing by the Company). The Servicer, either itself or through an agent selected by the Servicer and reasonably acceptable to the Company and CMHC, shall manage, conserve, protect and operate the REO Property in accordance with Required Servicing Practices and to the extent it does not contravene the Accepted Servicing Practices, in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.

The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property (unless otherwise directed by CMHC or otherwise directed in writing by the Company). If a period longer than one (1) year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Company as to the progress being made in selling such REO Property.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems appropriate (subject to approval by CMHC and the Company). The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself pursuant to Section 2.5.3 hereof, as applicable, for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section, and on the Remittance Date immediately following the Due Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Company; provided that such distribution shall, in any event, be made within ninety (90) days from and after the closing of the sale of such REO Property.

In addition to the Servicer's obligations set forth in this Section 2.15, the Servicer shall deliver to the Company, upon request, whenever title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure copies of all notices transmitted to, and received from, CMHC with respect thereto, together with a copy of the appraisal, if any, of the related Mortgaged Property obtained by the Servicer on or prior to the date of such acquisition. Notwithstanding anything to the contrary contained herein, the Company may, at the Company's sole option, terminate the Servicer as servicer of any such REO Property without payment of any Termination Fee with respect thereto, provided that (i) the Company gives the Servicer notice of such termination within ten
(10) Business Days of receipt of said copies of notices from the Servicer which termination shall be effective no more than fifteen (15) Business Days from and after the date of said notice from the Company and (ii) the Servicer shall on the date said termination takes effect be reimbursed by the Company for any unreimbursed advances of the Servicer's funds made pursuant to Section 3.2 and any unreimbursed Servicing Advances in each case relating to the Mortgage Loan underlying such REO Property. In the event of any such termination, the provisions of Section 8.6 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such REO Property to the Company.

With respect to each REO Property, the Servicer shall deposit all funds collected and received in connection with the operation of the REO Property in the Custodial Account. The Servicer shall cause to be deposited on a daily basis upon the receipt thereof in the Custodial Account all revenues received with respect to the conservation and disposition of the related REO Property.

2.16     Permitted Withdrawals with respect to REO Property

For so long as the Servicer is acting as servicer of any Mortgage Loan relating to any REO Property, the Servicer shall withdraw funds on deposit in the Custodial Account with respect to each related REO Property necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 2.10 and the fees of any managing agent acting on behalf of the Servicer. The Servicer shall make monthly distributions on each Remittance Date to the Company of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in Section 2.15 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

2.17     Real Estate Owned Reports

For so long as the Servicer is acting as servicer of any Mortgage Loan relating to any REO Property, the Servicer shall submit to the Company all reports with respect to such Mortgaged Property which it is obligated to submit to the CMHC pursuant to Required Servicing Practices.

3.       PAYMENTS TO THE COMPANY

3.1      Remittances

On each Remittance Date, the Servicer shall remit by wire transfer of immediately available funds to the Company:

(a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date, minus

(b)      any amounts payable to the Servicer under Article 2 of this Agreement.

With respect to any remittance received by the Company after the fifth day following the Business Day on which such payment was due, the Servicer shall pay to the Company a "late charge" in an amount equal to 5% of such late payment. Such late charge shall be deposited in the Custodial Account by the Servicer on the date such late payment is made for each day/week which such payment remains outstanding. Such late charge shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such late charge shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

3.2      Statements to the Company

Not later than the fifteenth day of each month, the Servicer shall furnish to the Company in a mutually acceptable format the reports required by the Company, together with a Monthly Remittance Advice showing the scheduled payments of principal and interest, the principal prepayments and the prepayment penalties.

In addition, the Servicer shall furnish to the Company an annual statement in accordance with the requirements of applicable income tax laws as to the aggregate of remittances for the applicable portion of such year. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the governmental taxing authority as from time to time are in force.

The Servicer shall prepare and file, with respect to each Mortgage Loan, any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Company pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Company with such information concerning the Mortgage Loans as is necessary for the Company to prepare any applicable income tax returns as the Company may reasonably request from time to time.

4.       GENERAL SERVICING PROCEDURES
         ----------------------------

4.1      Transfers of Mortgaged Property

The Servicer shall be required, consistent with Required Servicing Practices, to enforce on behalf of the Company any "due-on-sale" provision contained in any Mortgage Loan File and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, whether or not the Mortgagor remains liable on the Mortgage Loan. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights on behalf of the Company to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if the Servicer determines in good faith that it is prohibited by law from doing so or if, subject to written confirmation of the Company, the exercise of such rights would impair or threaten to impair any recovery under the related CMHC insurance policy issued with respect to such Mortgage Loan, if any.

If the Servicer reasonably believes it is unable under applicable law to enforce "due-on-sale" clause, the Servicer, in the Company's name and with the prior written consent of the Company, shall, to the extent permitted by applicable law, enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Loan and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the CMHC and the Company, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Loan. In connection with any such assumption, neither the mortgage interest rate borne by the related Mortgage Loan, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by CMHC with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage Loan File and by applicable law (and unless otherwise directed by the Company), accelerate the maturity of the Mortgage Loan.

4.2      Satisfaction of Mortgages and Release of Mortgage Files

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Company in the Monthly Remittance Advice as provided in Section 3.2 and may request the release of any Mortgage Loan File from the Company in accordance with this Section 4.2 hereof. The Servicer shall obtain discharge of the related Mortgage Loan as of record within any related time limit required by applicable law.

4.3      Servicing Compensation

As consideration for servicing the Mortgage Loans hereunder, the Servicer shall deduct the Servicing Fee with respect to each Mortgage Loan from payments as received from Mortgagors and shall remit the net balance into the Custodial Account.

Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer as and when collected. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

4.4      Annual Statement as to Compliance

The Servicer shall deliver to the Company, on or before March 1st of each year beginning March 1, 1998, an Officer's Certificate, stating that (i) a review of the activities of the Servicer during its preceding fiscal year and of performance under this Agreement has been made under such officer's supervision, and (ii) the Servicer has complied in all material respects with the provisions of Article 2 and Article 3, and (iii) to the best of such officer's knowledge; based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or part thereof, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

4.5      Annual Independent Chartered Accountants Servicing Report

On or before March 1 of each year, beginning with March 1, 1998, the Servicer at its expense shall cause a firm of independent chartered accountants (who may also render other services to the Servicer or any affiliate thereof) which is a member of the "Ordre des comptables agrees du Quebec" (Corporation of the Chartered Accountants of Quebec) to furnish a report to the Company to the effect that such firm has, in addition to their examination of the financial statements of the Servicer, performed specified auditing procedures to financial information, other than financial statements relating to Mortgage Loans serviced by the Servicer in accordance with the requirements of the Chapter 9100 of the Canadian Institute of Chartered Accounts Handbook and that, as the results of applying the procedures, any exceptions were disclosed.

4.6      Right to Examine Servicer Records

The Company shall have the right to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans.

5.       SERVICER TO COOPERATE
         ---------------------

5.1      Provision of Information

During the term of this Agreement, the Servicer shall furnish to the Company such periodic, special, or other reports or information, whether or not provided for herein, as the Company shall request. The Servicer shall execute and deliver all such instruments and take all such action as the Company may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

6.       TERMINATION
         -----------

6.1      Agency Suspension

Should the Servicer at any time during the term of this Agreement have its right to service temporarily or permanently suspended by CMHC or otherwise cease to be an approved servicer of conventional residential mortgage loans for CMHC, then the Company may immediately terminate this Agreement without assessment of any termination fee.

6.2      Damages

The Company shall have the right at any time to seek and recover from the Servicer any damages or losses suffered by it as a result of any failure by the Servicer to observe or perform any duties, obligations, covenants or agreements herein contained, or as a result of the Servicer's failure to remain an approved CMHC mortgage servicer.

6.3      Termination

The respective obligations and responsibilities of the Servicer shall terminate upon:

         6.3.1 the earlier of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan serviced by the Servicer, the remittance of all funds due hereunder or the first anniversary of this Agreement; or

         6.3.2 by mutual consent of the Servicer and the Company in writing, unless earlier terminated pursuant to this Agreement.

6.4      Termination without Cause

The Company, may, at its sole option, upon not less than sixty (60) days' prior written notice to the Servicer terminate any rights the Servicer may have hereunder with respect to any or all of the Mortgage Loans, without cause, upon written notice, provided that the Servicer shall have an additional period of not more than sixty (60) days from and after the date of said notice from the Company within which to effect the related transfer of servicing. Any such notice of termination shall be in writing and delivered to the Servicer as provided in Section 12.1 of this Agreement. In the event of such termination, the Servicer shall be entitled to a termination fee, equal to the product of 0.0002% of the then current aggregate unpaid principal balance of the related Mortgage Loans and the number of months remaining until the first anniversary of this Agreement, provided, however, that the successor servicer is not an affiliate of the Servicer.

7.       BOOKS AND RECORDS
         -----------------

7.1      Possession of Servicing Files

The contents of each Servicing File are and shall be held by the Servicer for the benefit of the Company as the owner thereof. The Servicer shall maintain in the Servicing File a copy (which may be in microfiche form) of the contents of each Mortgage Loan File and the originals of the required documents in each Mortgage Loan File not delivered to the Company. The possession of the Servicing File by the Servicer is at the will of the Company for the sole purpose of servicing the related Mortgage Loan, pursuant to this Agreement, and such retention and possession by the Servicer is in its capacity as Servicer only and at the election of the Company. The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Company or other termination of the Servicer with respect to the related Mortgage Loans, unless such release is required as incidental to the Servicer's servicing of the Mortgage Loans pursuant to this Agreement.

The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records (including electronic records) for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Company. In particular, the Servicer shall maintain in its possession, available for inspection by the Company during normal business hours, and shall deliver to the Company upon reasonable notice, evidence of compliance with all federal, provincial and local laws, rules and regulations, and requirements of CMHC, documentation evidencing insurance coverage and eligibility of any condominium project for approval by CMHC and periodic inspection reports as required by Section 2.13 and Accepted Servicing Practices.

To the extent that original documents are not required for purposes of realisation of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche so long as the Servicer complies with the requirements of Accepted Servicing Practices.

The Servicer shall keep at its servicing office books and records (including electronic records) in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Company may, subject to the terms of this Agreement, sell or transfer one or more of the Mortgaged Loan. The Company also shall advise the Servicer of the transfer. Upon receipt of notice of the transfer, the Servicer shall record the ownership of the Mortgage Loans of such assignee in its books and records, and shall release the Company from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

8.       INDEMNIFICATION AND ASSIGNMENT
         ------------------------------

8.1      Indemnification

The Servicer agrees to indemnify and hold the Company harmless from any liability, claim, loss or damage (including, without limitation, any reasonable legal fees, judgements or expenses relating to such liability, claim, loss or damage) to the Company directly or indirectly resulting from the Servicer's failure to observe and perform any or all of Servicer's duties, obligations, covenants, agreements, warranties or representations contained in this Agreement or the Servicer's failure to comply with all applicable requirements with respect to the transfer of servicing rights as set forth herein.

The Servicer shall notify the Company as soon as reasonably possible if a claim is made by a third party with respect to this Agreement.

8.2      Limitation on Liability of Servicer and Others

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Company for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgement, provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in material compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person with respect to any matter arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the prior written consent of the Company, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Company of the reasonable legal expenses and costs of such action.

8.3      Limitation on Registration and Assignment by Servicer

The Company has entered into this Agreement with the Servicer in reliance upon the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall not (i) assign this Agreement or the servicing hereunder or (ii) delegate any substantial part of its rights or duties hereunder without the prior written consent of the Company, which consent shall not be unreasonably withheld or conditioned provided that (a) any delegation of such rights or duties shall not release the Servicer from its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of any delegee as if such acts or omissions were those of the Servicer and (b) any such assignee or designee shall satisfy the requirements for a successor or surviving person set forth in Section 8.5 and Section 8.6 hereof. The Servicer shall notify the Company in writing at least 30 days prior to selling or otherwise disposing of all or substantially all of its assets and receipt of such notice shall entitle the Company to terminate this Agreement, without payment of any termination fee, except as set forth in Section 8.5 hereof.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Company or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel of the Servicer to such effect delivered to the Company which opinion of counsel shall be in form and substance acceptable to the Company. No such resignation shall become effective until a successor approved by the CMHC shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 8.6.

Without in any way limiting the generality of this Section 8.3, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof without (i) satisfying the requirements set forth herein or (ii) the prior written consent of the Company, then the Company shall have the right to terminate this Agreement as set forth in Section 6.4, without any payment of any penalty or damages and without any liability whatsoever to the Servicer (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party.

8.4      Assignment by the Company

The Company shall have the right, without the consent of the Servicer, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans and designate any person to exercise any rights of the Company hereunder, by executing an assignment and assumption agreement and the assignee or designee shall accede to the rights and obligations hereunder of the Company with respect to such Mortgage Loans. All references to the Company in this Agreement shall be deemed to include its assignee or designee.

8.5      Merger or Consolidation of the Servicer

The Servicer will keep in full effect its existence and rights as a bank under the laws of its jurisdiction of incorporation except as permitted herein.

Any person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving person shall be (i) obligated to service the Mortgage Loans in accordance with this Agreement and Required Servicing Practices, (ii) an institution whose deposits are insured by CDIC and
(iii) a CMHC-approved servicer in good standing.

8.6      Successor to the Servicer

Prior to termination of Servicer's responsibilities and duties under this Agreement pursuant to Sections 2.15, 6.1, 6.4, 8.3 or 11.1, the Company shall appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement. In connection with such appointment and assumption, the Company may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 8.6 and shall in no event relieve the Servicer of the representations, warranties and covenants made pursuant to and the remedies available to the Company with respect thereto, it being understood and agreed that the provisions of Article 10 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Company an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination of this Agreement pursuant to Sections 2.15, 6.1, 6.4, 8.3 or
11.1 shall not affect any claims that the Company may have against the Servicer arising prior to any such termination or resignation.

The Servicer shall timely deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Loan Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. The successor shall make arrangements as it may deem appropriate to reimburse the Servicer for amounts the Servicer actually expended pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

Upon a successor's acceptance of appointment as such, the Servicer shall notify by mail the Company of such appointment.

9.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
         ------------------------------------------------
         COMPANY
         -------

As of the Closing Date, the Company warrants and represents to, and covenants and agrees with, the Servicer as follows:

(a) the Servicer shall not take any action which would cause the Company not to qualify as a REIT under the Internal Revenue Code of 1986, as amended.

9.1      Due Organization and Authority

The Company is a corporation duly organized, validly existing and in good standing under the laws of Maryland. The Company has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance therewith; the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite corporation action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms.

9.2      No Conflicts

Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company's charter or by-laws or any legal restrictions or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgement or decree to which the Company or its property is subject.

9.3      Ability to Perform

The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it in this Agreement.

9.4      No Litigation Pending

There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Company contemplated herein.

9.5      No Consent Required

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the Company with, this Agreement as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

10.      REPRESENTATIONS AND WARRANTIES OF SERVICER
         ------------------------------------------

As of the Closing Date, the Servicer warrants and represents to, and covenants and agrees with, the Company as follows:

10.1     Due Organization and Authority

The Servicer is a Canadian chartered bank duly organized, validly existing and in good standing under the laws of Canada, and is licensed, qualified and in good standing in each jurisdiction where a Mortgaged Property is located if applicable laws require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such jurisdiction to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, legal, binding and enforceable obligation of the Servicer subject to bankruptcy laws and other similar laws of general application affecting rights of creditors, including those respecting the availability of specific performance, none of which will materially interfere with the realisation of the benefits provided thereunder, and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

10.2     Ordinary Course of Business

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.

10.3     No Conflicts

Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's charter or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgement or decree to which the Servicer or its property is subject, or impair the ability of the Company to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Company to realize the full amount of any mortgage insurance benefits accruing pursuant to this Agreement.

10.4     Ability to Service

The Servicer is an approved servicer of CMHC residential mortgage loans in accordance with the NHA, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is duly qualified, licensed, registered and otherwise authorized under all applicable federal, provincial and municipal laws, regulations and by-laws, if applicable, and is in good standing to enforce, originate, sell mortgage loans to, and service mortgage loans in the jurisdictions wherein the Mortgaged Properties are located and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with either CMHC eligibility requirements or which would require notification to CMHC.

10.5     Ability to Perform

The Servicer can and shall perform each and every covenant contained in this Agreement.

10.6     No Litigation Pending

There is no action, suit, proceeding or investigation pending or threatened against the Servicer, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement.

10.7     No Consent Required

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the servicing of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

10.8     No Untrue Information

Neither this Agreement nor any statement, tape, diskette, form, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading.

10.9     Reasonable Servicing Fee

The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

10.10    Conflict of Interest

The Servicer agrees that it shall service the Mortgage Loans hereunder solely with a view toward the interests of the Company, and without regard to the interests of the Seller or its other affiliates.

11.      DEFAULT

11.1     Events of Default

The following shall constitute an Event of Default under this Agreement on the part of the Servicer:

         11.1.1 any failure by the Servicer to remit to the Company any payment required to be made under the terms of this Agreement which continues unremedied for a period of five
                    (5) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Company; or

         11.1.2 the failure by the Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of thirty
                    (30) days (except that such number of days shall be fifteen
                    (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Company; or

         11.1.3 a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, bankruptcy, similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

         11.1.4 the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, bankruptcy, or similar proceedings of or relating to the Servicer of or relating to all or substantially all of its property; or

         11.1.5 the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         11.1.6 the Servicer loses temporarily or permanently its qualification as an approved lender under the NHA; or

         11.1.7 the Servicer, without the consent of the Company (other than as permitted by Sections 8.3 or 8.5 hereof), attempts to assign this Agreement or the servicing responsibilities hereunder or to delegate any substantial part of its duties hereunder or any portion thereof; or

         11.1.8 the Servicer fails to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located and such failure results in a material adverse effect on the Mortgage Loans, the servicing of the Mortgage Loans, or the Company's rights with respect to the Mortgage Loans; or

         11.1.9 the Servicer carries out servicing, administration or other duties and obligations imposed on it under this Agreement without first seeking and obtaining, in writing, instructions, directions or confirmation from the Company as required by Section 2 of this Agreement.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Company may have at law or equity to damages, including injunctive relief and specific performance, the Company, by notice in writing to the Servicer, may terminate without compensation or reimbursement (other than Servicing Fees previously earned but remaining unpaid and Servicing Advances remaining unreimbursed) all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to
Section 8.6. Upon written request from the Company, the Servicer shall prepare, execute and deliver any and all documents and other instruments reasonably requested by the Company, place in such successor's possession all Mortgage Loan Files (to the extent not properly delivered to the Company by the Servicer previously), and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense. The Servicer agrees to reasonably cooperate with the Company and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

11.2     Waiver of Defaults

The Company may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

12.      MISCELLANEOUS PROVISIONS
         ------------------------

12.1     Notices

All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested:

         12.1.1     If to the Company to:

         NB CAPITAL CORPORATION
         125 West 55th Street
         New York, NEW YORK 10019
         U.S.A.

         Attention:  President
         ---------------------

         12.1.2     If to the Servicer to:

         NATIONAL BANK OF CANADA
         600 de la Gauchetiere Street West
         Montreal, Quebec
         H3B 4L2

         Attention:  Senior Vice-President, Treasury and Financial Markets
         -----------------------------------------------------------------

12.2     Waivers

Either the Servicer or the Company may upon consent of all parties, by written notice to the others:

         12.2.1 waive compliance with any of the terms, conditions or covenants required to be complied with by the others hereunder; and

         12.2.2 waive or modify performance of any of the obligations of the others hereunder.

The waiver by any party hereto of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

12.3     Entire Agreement -- Amendment

This Agreement constitutes the entire agreement between the parties with respect to servicing of the Mortgage Loans. This Agreement may be amended and any provision hereof waived but, only in writing signed by the party against whom such enforcement is sought.

12.4     Execution -- Binding Effect

This Agreement may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 8.3 and 8.4, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Company and their respective successors and assigns.

12.5     Headings

Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

12.6     Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the obligations, rights and remedies hereunder shall be determined in accordance with the substantive laws of the Province of Quebec.

Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Quebec courts, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the courts of the Province of Quebec. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Company hereby irrevocably appoints General Trust of Canada, 1100 University Street, Montreal, Quebec, Canada, H3B 2G7 ("Company's Process Agent"), as its agent to receive, on behalf of the Company, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Any such service may be made by mailing or delivering a copy of such process, in care of the Company's Process Agent at the Company's Process Agent's above address. The Company hereby irrevocably authorizes and directs its agent to accept such service on its behalf. The parties hereto hereby agree that the final judgment in any such action or proceeding shall be conclusive and may be in force in any other jurisdiction by suit on the judgment or in any other manner provided by law.

12.7     Relationship of Parties

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties. The duties and responsibilities of the Servicer shall be rendered by it as a provider of services and not as a general purpose agent of the Company. The Servicer shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement.

12.8     Quebec Sales Tax and Goods and Services Tax

The Servicer shall collect from the Company the Goods and Services Tax ("GST") and the Quebec Sales Tax ("QST") on the Servicing Fee at the applicable rates, and shall remit them to the appropriate tax authorities.

12.9     Severability of Provisions

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

12.10    Recordation of Assignments of Mortgage

Until the Company or its assignee registers its title to the Mortgage Loans, the Seller will hold the registered title to the Mortgage Loans for and on behalf of the Company and its assignee. Notwithstanding any provision herein to the contrary, in the event that any of the issued and outstanding senior, unsecured indebtedness of National Bank of Canada is rated "Baa3," or less, by Moody's Investors Service, Inc., or "BBB-," or less, by Standard & Poor's Ratings Services, the Servicer will promptly cause any mortgage loans to which the Servicer holds title on behalf of the Company, to be registered in the name of the Company.

12.11    Exhibits

The exhibits to this Agreement are hereby incorporated and made a part hereon and are integral parts of this Agreement.

12.12    English Language

The parties hereto confirm that the present Agreement has been drawn up in the English language at their request. Les parties aux presentes confirment que la presente convention a ete redigee en langue anglaise a leur demande.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


         NB CAPITAL CORPORATION



By:      /s/ Real Raymond
         ----------------





         NATIONAL BANK OF CANADA



By:      /s/ Real Raymond
         ----------------

                                    EXHIBIT 1

                         Custodial Account Certification


______________________ , 1997


National Bank of Canada hereby certified that it has established the account described below as a Custodial Account pursuant to Section 2.4 of the Servicing Agreement, dated as of o, 1997.

Title of Account:          National Bank of Canada, in trust for [REIT],
                           and various Mortgagors

Depositary:                _____________________________________________
Account Number:

Address of Depositary at which the Account is maintained:


------------------------------------------------------------------------------


------------------------------------------------------------------------------




              NATIONAL BANK OF CANADA


By:       _______________________________________

Name:     _______________________________________

Title:    _______________________________________

                                    EXHIBIT 2

                       Custodial Account Letter Agreement


_______________________________ , 1997

To:  ______________________________________________ (the "Depository")


As Servicer under the Servicing Agreement dated as of o, 1997 (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 2.4 of the Agreement, to be designated as "National Bank of Canada, in trust for [REIT] and various Mortgagors". All deposits in the account shall be subject to withdrawal therefrom by order signed by National Bank of Canada. This letter is submitted to you in duplicate. Please execute and return one original to us.


              NATIONAL BANK OF CANADA

By:       __________________________________

Name:     __________________________________

Title:    __________________________________



The undersigned, as Depository, hereby certified that the above described account has been established under Account Number _____________________, at the office of the Depository indicated above, and agrees to honour withdrawals on such account as provided above.


              DEPOSITORY

By:       ______________________________________

Name:     ______________________________________

Title:    ______________________________________

                                    EXHIBIT 3

                          Escrow Account Certification


__________________________ , 1997


National Bank of Canada hereby certified that it has established the account described below as an Escrow Account pursuant to Section 2.4 of the Servicing Agreement, dated as of o, 1997.

Title of Account:          National Bank of Canada, in trust for [REIT],
                                    and various Mortgagors

Depositary:                ______________________________________________
Account Number:

Address of Depositary at which the Account is maintained:


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              NATIONAL BANK OF CANADA


By:       __________________________________

Name:     __________________________________

Title:    __________________________________

                                    EXHIBIT 4

                         Escrow Account Letter Agreement


__________________________ , 1997

To:   ______________________________________ (the "Depository")


As Servicer under the Servicing Agreement dated as of o, 1997 (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 2.4 of the Agreement, to be designated as "National Bank of Canada, in trust for [REIT] and various Mortgagors". All deposits in the account shall be subject to withdrawal therefrom by order signed by National Bank of Canada. This letter is submitted to you in duplicate. Please execute and return one original to us.



              NATIONAL BANK OF CANADA

By:          __________________________________

Name:        __________________________________

Title:       __________________________________



The undersigned, as Depository, hereby certified that the above described account has been established under Account Number , at the office of the Depository indicated above, and agrees to honour withdrawals on such account as provided above.


              DEPOSITORY

By:           _________________________________

Name:         _________________________________

Title:        _________________________________